Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Citizens Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Gary D. Gall and Susann Trevena and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration, in connection with the of shares of the Company’s common stock and warrants for common stock:

A Registration Statement of the Company respecting the shares of Company common stock  and warrants for common stock to be issued pursuant to the Purchase Agreement, on Form S-1, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 22nd day of July, 2010.

/s/ Kenneth E. Baker

Chairman of the Board

KENNETH E. BAKER

/s/ Gary D. Gall

Director, President and CEO

GARY D. GALL

/s/ Susann Trevena

Chief Financial Officer

SUSANN TREVENA

/s/ John T. Casey

Director

JOHN T. CASEY

/s/ Charles V. Litton, Jr.

Director

CHARLES V. LITTON, JR.

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/s/ Janie L. Marini

Director

JANIE L. MARINI

/s/ Wyn Spiller

Director

WYN SPILLER

/s/ Gary N. Tintle

Director

GARY N. TINTLE

/s/ Reynold C. Johnson, III

Director

REYNOLD C. JOHNSON, III

/s/ Kenneth J. Meyers

Director

KENNETH J. MEYERS

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